UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2024

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC.	91-1969407

A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004-5591 425-454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630

A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004-5591 425-454-6363

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2024, the sole shareholder of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the “Companies”) appointed and elected Jenine Krause to the boards of directors of the Companies (the “Boards”), effective February 2, 2024. Jean-Paul Marmoreo, who serves as representative of the Companies’ affiliated investors on the Boards, resigned from the Boards effective February 2, 2024.
Ms. Krause is a Managing Director at OMERS Infrastructure Management Inc. (“OMERS”), since 2022. Previously, she was the Chief Executive Officer of Enercare Inc, a home and commercial service and energy solutions company, from 2018 to 2022, until the company’s sale to Brookfield Infrastructure Partners. Prior to that, Ms. Krause held senior roles at Bell Canada, a telecommunications provider. Ms. Krause is a director of LifeLabs, a Toronto-based laboratory testing service provider, of Beanfield Technologies, a Toronto-based fiber infrastructure network, and of BridgeTex Pipeline Company, a Houston-based pipeline operator.
Ms. Krause was selected by OMERS, and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as an “Owner Director” on their respective boards of directors. The compensation offered to Ms. Krause for her service as a director will be the same as that offered to all non-employee
independent board members of the Companies, pursuant to the director compensation schedule filed as Exhibit 10.35 to the Companies’ Annual Report on Form
10-K
for the fiscal year ended December 31, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: February 8, 2024	By:	/s/ Lorna Luebbe
	Name:	Lorna Luebbe
	Title:	Senior Vice President, General Counsel and Chief Sustainability Officer